Exhibit 23.2

                           CONSENT OF LEGAL COUNSEL

                            THE BUSINESS LAW GROUP
                       1201 S. Orange Avenue, Suite 1201
                               Orlando, FL 32801

As counsel to Casino Players, Inc., we hereby consent to the reference to this firm under the caption "Legal Matters" contained in the Prospectus which is part of the Registration Statement.


Orlando, Florida
January 30, 2007

/s/ The Business Law Group


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